UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

J.B. HUNT TRANSPORT SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Internet Site: www.jbhunt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 1, 2008

The Annual Meeting of Stockholders of J.B. Hunt Transport Services, Inc. (the “Company”) will be held on May 1, 2008, at 10 a.m. (CDT) at the Company’s headquarters, located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, for the following purposes:

(1)	To elect three (3) Class I Directors for a term of three (3) years

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 calendar year

(3)	To transact such other business as may properly come before the annual meeting or any adjournments thereof

Only stockholders of record on February 26, 2008, will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

The 2007 Annual Report to Stockholders is included in this publication.

By Order of the Board of Directors

JOHNELLE HUNT
Secretary

Lowell, Arkansas

March 17, 2008

YOUR VOTE IS IMPORTANT

PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Internet Site: www.jbhunt.com

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by J.B. Hunt Transport Services, Inc. (the “Company”), on behalf of its Board of Directors (the “Board”), for the 2008 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement and the related proxy card are being distributed on or about March 17, 2008.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

When And Where Is The Annual Meeting?

Date:	Thursday, May 1, 2008
Time:	10 a.m., Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc.
Corporate Offices
First Floor Auditorium
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745

What Matters Will Be Voted Upon At The Annual Meeting?

At the annual meeting, you will be asked to:

•

Consider and vote upon a proposal to elect nominees Kirk Thompson, Leland Tollett and John A. White as Class I directors to hold office for a term of three years, expiring at the close of the Annual Meeting of Stockholders on 2011.

•	Consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the 2008 calendar year.

•	Transact such other business as may properly come before the annual meeting or any adjournments thereof.

What Constitutes A Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of common stock is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

Only stockholders of record of the Company’s common stock at the close of business on Tuesday, February 26, 2008, which is the “record date,” are entitled to notice of, and to vote at, the annual meeting. Shares that may be voted include shares that are held:

(1)	directly by the stockholder of record, and

(2)	beneficially through a broker, bank or other nominee.

Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the annual meeting.

As of the record date, there were 124,715,401 shares of our common stock issued and outstanding and entitled to be voted at the annual meeting.

What Is The Difference Between Holding Shares As A “Registered Owner” And A “Beneficial Owner”?

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

•

Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

•

Beneficial Owners – If your shares are held in a brokerage account, bank, or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the annual meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record) giving you the right to vote the shares.

What Stockholder Approval Is Necessary For Approval Of The Proposals?

•	Election of Directors

The election of directors requires the affirmative vote of a plurality of the shares on our common stock cast at the annual meeting. This means that the three Class I director nominees receiving the most votes will be elected. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or a direction to your broker to do so) are not counted as votes cast and, therefore, will have no effect on the outcome of the election of directors.

•	Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The ratification of the Audit Committee’s appointment of E&Y as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock cast at the annual meeting. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or a direction to your broker to do so) are not counted as votes cast and, therefore, will have no effect on the outcome of this vote. Stockholder ratification is not required for the appointment of the Company’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

As of record date, directors and executive officers of the Company beneficially owned as an aggregate 43,107,060 shares of common stock representing 34.56% of our common stock issued and outstanding and, therefore, 34.56% of the voting power entitled to vote at the annual meeting. The Company believes that its directors and executive officers currently intend to vote their shares in favor of the election of the Class I director nominees and in favor of the ratification of E&Y as the Company’s independent registered public accounting firm.

May I Vote My Shares In Person At The Annual Meeting?

If you are the registered owner of shares of the Company’s common stock on the record date, you have the right to vote your shares in person at the annual meeting.

If you are the beneficial owner of shares of the Company’s common stock on the record date, you may vote these shares in person at the annual meeting if you have requested a legal proxy from your broker, banker or other nominee (the stockholder of record) giving you the right to vote the shares at the annual meeting, complete such legal proxy and present it to the Company at the annual meeting.

Even if you plan to attend the annual meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?

If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time on Wednesday, April 30, 2008 (the day before the annual meeting).

If you are the beneficial owner of shares held in street name, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In “Street Name,” Will My Broker, Bank Or Other Nominee Vote My Shares For Me?

Brokers, banks and other nominees who do not have instructions from their “street name” customers may not use their discretion in voting their customers’ shares on “non-routine” matters. The proposals to elect the director nominees and ratify the appointment of E&Y as the Company’s independent registered public accounting firm are considered routine matters and, therefore, if beneficial owners fail to give voting instructions, nominees will have the discretionary authority to vote shares of our common stock with respect to these proposals. You should follow the directions provided by your nominee regarding instructions on how to vote your shares.

What Is A Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because:

(1)	the beneficial owner has not instructed the nominee on how to vote, and

(2)	the nominee lacks discretionary voting power to vote such issues.

Under the rules of NASDAQ, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

How Will My Proxy Be Voted?

Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is timely received, and not subsequently revoked, will be voted at the annual meeting or any adjournment or postponement thereof in the manner directed on the proxy. Wayne Garrison and Kirk Thompson are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

(1)	FOR the election of the nominees for director named in this Proxy Statement,

(2)	FOR the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the 2008 calendar year, and

(3)	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the annual meeting.

This Proxy Statement is considered to be voting instructions for the trustees of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan for our common stock allocated to individual accounts under this plan. If account information is the same, participants in the plan (who are stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy And Change My Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the annual meeting.

If you are the registered owner, you may revoke your proxy and change your vote by:

(1)	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy),

(2)	giving notice of your changed vote to us in writing mailed to the attention of Johnelle Hunt, Corporate Secretary, at our executive offices, or

(3)	attending the annual meeting and giving oral notice of your intention to vote in person.

You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

Who Will Pay The Costs Of Soliciting Proxies?

Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks and other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our common stock.

The Company has retained Broadridge, an independent proxy solicitation firm, to assist in soliciting proxies from stockholders. Broadridge will receive a fee of approximately $15,000 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The fee amount is not contingent on the number of stockholder votes cast in favor of any proposals, and Broadridge is prohibited from making any recommendation to our stockholders to either accept or reject any proposal or otherwise express an opinion concerning a proposal.

What Other Business Will Be Presented At The Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, the persons named as proxy holders, Wayne Garrison and Kirk Thompson, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the Class I director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Is The Deadline For Stockholder Proposals For The 2009 Annual Meeting?

In order for a stockholder proposal to be eligible to be included in the Company’s Proxy Statement and proxy card for the 2009 Annual Meeting of Stockholders, the proposal:

(1) must be received by the Company at its executive offices, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary on or before November 7, 2008, and

(2) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Where Can I Find The Voting Results Of The Annual Meeting?

The Company will publish final voting results of the annual meeting in its quarterly report on Form 10-Q for the second quarter of the 2008 calendar year.

What Should I Do If I Receive More Than One Set Of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

What Is Householding?

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s annual report, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company’s annual report and would like to request a separate copy of these materials, or if you do not wish to participate in householding in the future, please:

(1)	mail such request to J.B. Hunt Transport Services, Inc., Attention: Corporate Secretary, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, or

(2)	contact the Corporate Secretary toll-free at 800-643-3622.

Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?

First, read this Proxy Statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by either executing and returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted:

(1)	FOR the approval of the director nominees, and

(2)	FOR the ratification of E&Y as the Company’s independent registered public accounting firm for the 2008 calendar year.

Who Can Help Answer My Questions?

If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this Proxy Statement, or if you need special assistance at the annual meeting, please call the Corporate Secretary toll-free at 1-800-643-3622. In addition, information regarding the annual meeting is available via the Internet at our website www.jbhunt.com.

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY

The summary information provided above in the question-and-answer format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY TELEPHONE,

INTERNET OR BY FILLING IN, SIGNING AND DATING

THE ENCLOSED PROXY CARD AND RETURNING IT TO US

IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE

IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF

YOUR BROKER, BANK OR OTHER NOMINEE

AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE

PROPOSALS TO BE VOTED AT THE ANNUAL MEETING

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Our Board nominates Kirk Thompson, Leland Tollett and John A. White as Class I directors, to hold office for a term of three years, expiring at the close of the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The Board believes these incumbent directors standing for re-election are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below in “Nominees for Director.”

If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of Class I directors to serve on the Board and thereby reduce the number of directors to be elected at the annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

FOR

EACH OF THE DIRECTOR NOMINEES LISTED HEREIN

INFORMATION ABOUT THE BOARD

The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years. The term of office of directors in each class expires at the annual meeting held on the following dates:

Class	Year Term Expires
Class I	2008

Class II	2009

Class III	2010

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

The Company’s Bylaws provide that the number of directors shall not be less than three or more than 12, with the exact number to be fixed by the Board.

At its regularly scheduled meeting January 31, 2008, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, decided to declassify its Board of Directors. On February 27, 2008, the Board of Directors amended the Bylaws to provide for the annual election of directors beginning in 2009. The result is as follows:

•	Class I director nominees elected at the 2008 annual meeting will serve a term of three years. Their term will expire in 2011.

•	Class II director nominees elected in 2009 will serve a term of one year. Their term will expire in 2010.

•	Class II and Class III nominees elected in 2010 will serve a term of one year. Their term will expire in 2011.

•	In 2011, and going forward, all director nominees will serve a one-year term and will stand for re-election each year.

The stockholders of the Company elect successors for directors whose terms have expired at the Company’s annual meeting. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. In the amendment to the Bylaws adopted February 27, 2008, the Board of Directors included its existing policy that no director will be eligible to stand for re-election or be elected to a vacancy once he or she has reached 72 years of age. Executive officers are elected by the Board and hold office until their successors are elected and qualified or until the earlier of their death, retirement, resignation or removal.

Directors and Executive Officers

The names of the Company’s directors and executive officers as of February 26, 2008, and their respective ages and positions are as follows:

Name	Age	Position
Paul R. Bergant	61	Executive Vice President, Chief Marketing Officer and President, Intermodal
David N. Chelette	44	Vice President and Treasurer
Donald G. Cope	57	Sr. Vice President, Finance, Controller and Chief Accounting Officer
Wayne Garrison	55	Chairman of the Board; Class III Director
Gary C. George	57	Class III Director
Craig Harper	50	Executive Vice President, Operations and Chief Operations Officer
Bryan Hunt	49	Class III Director
Johnelle Hunt	76	Corporate Secretary; Class I Director
Terrence D. Matthews	49	Executive Vice President, Sales and Marketing
David G. Mee	47	Sr. Vice President, Tax and Risk Management
Kay J. Palmer	44	Executive Vice President and Chief Information Officer
Coleman H. Peterson	59	Class II Director
Bob D. Ralston	61	Executive Vice President, Equipment and Properties
John N. Roberts III	43	Executive Vice President and President, Dedicated Contract Services
James L. Robo	45	Class II Director
Shelley Simpson	36	Sr. Vice President, Economic Analysis and President, Integrated Capacity Solutions
Kirk Thompson	54	President and Chief Executive Officer; Class I Director
Leland Tollett	71	Class I Director
Jerry W. Walton	61	Executive Vice President, Finance and Administration and Chief Financial Officer
John A. White	68	Class I Director

NOMINEES FOR DIRECTOR

CLASS I – TERM EXPIRES 2008

Kirk Thompson	Director Since 1985

Mr. Thompson, age 54, is President and Chief Executive Officer of the Company. Mr. Thompson, a certified public accountant, joined the Company in 1973. He served as Vice President of Finance from 1979 until 1984, Executive Vice President and Chief Financial Officer until 1985, and President and Chief Operating Officer from 1986 until 1987, when he was elected President and Chief Executive Officer.

Leland Tollett	Director Since 2001

Mr. Tollett, age 71, is a private investor. He served as Chairman of the Board and Chief Executive Officer of Tyson Foods, Inc. from 1995 to 1998 and continues to serve as a consultant to that company. A Tyson Foods employee since 1959, he also served as President and Chief Executive Officer from 1991 to 1995. He first became a board member of Tyson Foods, Inc. in 1984 and served in that capacity until February 1, 2008.

John A. White	Director Since 1998

Dr. White, age 68, is Chancellor of the University of Arkansas, a position he has held since July 1997. A graduate of the University of Arkansas (BSIE), Virginia Tech (MSIE) and The Ohio State University (PhD), he also holds honorary doctorates from the Katholieke Universitiet of Leuven in Belgium and from George Washington University. Dr. White is a member of the National Academy of Engineering. Locally, he serves as co-chair of the Northwest Arkansas Council, on the Northwest Arkansas Regional Airport Authority Board, and on the Arkansas Science and Technology Authority Board. He also serves on the Board of Directors and the Audit Committees of Logility, Inc. and Motorola, Inc.

REMAINING MEMBERS OF THE CURRENT BOARD

The remaining members of the current Board, their experience and qualifications as Board members, the class in which they serve, and the expiration of their terms are as follows:

CLASS II – TERM EXPIRES 2009

Coleman H. Peterson	Director Since 2004

Mr. Peterson, age 59, is President and CEO of Hollis Enterprises LLC, a human resources consulting firm founded in 2004 following his retirement from Wal-Mart Stores, Inc. as its Executive Vice President of the People Division. During his tenure, Mr. Peterson was responsible for recruitment, retention and development of the world’s largest corporate work force. Prior to his experience with Wal-Mart, Mr. Peterson spent 16 years with Venture Stores, with his last position as Senior Vice President of Human Resources. He holds master’s and bachelor’s degrees from Loyola University of Chicago. He serves as a member of the Board of Directors and chairs the Compensation Committee of Build-A-Bear Workshop.

James L. Robo	Director Since 2002

Mr. Robo, age 45, is President and Chief Operating Officer of FPL Group. He served as President of FPL Energy until December 2006 and Vice President of Corporate Development and Strategy of FPL Group until July 2002. FPL Group is a U.S. electric company whose two main subsidiaries are Florida Power & Light and FPL Energy. Prior to joining FPL Group in 2002, Mr. Robo spent ten years at General Electric Company. He served as President and Chief Executive Officer of GE Mexico from 1997-1999 and was President and Chief Executive Officer of the GE Capital TIP/Modular Space division from 1999 until February 2002. From 1984 through 1992, Mr. Robo worked for Mercer Management Consulting. He received a BA Summa Cum Laude from Harvard College and an MBA from Harvard Business School, where he was a Baker Scholar.

CLASS III – TERM EXPIRES 2010

Wayne Garrison	Director Since 1981

Mr. Garrison, age 55, is Chairman of the Board and has held this title since 1995. Joining the Company in 1976 as Plant Manager, he has also served the Company as Vice President of Finance in 1978, Executive Vice President of Finance in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from January 1986 until May 1991.

Gary C. George	Director Since 2006

Mr. George, age 57, is Vice Chairman and Chief Executive Officer of George’s, Inc., a private, fully integrated poultry company in northwest Arkansas. He was appointed by the Company’s Nominating and Corporate Governance Committee and the Board of Directors on August 29, 2006, to assume the positions vacated when director Thomas L. Hardeman passed away on August 20, 2006, and John A. Cooper, Jr. tendered his resignation on August 1, 2006. Mr. George is a graduate of the University of Arkansas with a degree in business administration. He served on the Board of Trustees for the University of Arkansas from 1995 through 2005 and on the Board of Directors for First National Bank of Springdale until 2003.

Bryan Hunt	Director Since 1991

Mr. Hunt, age 49, is Chairman of the Board of Global Dealer Group, a private company with operations in motor vehicle sales and service in Arkansas, Missouri, Mississippi and Oklahoma. He also serves as Chairman of the Board of Best Buy Here Pay Here of Arkansas, a private company with used-car operations in Arkansas, Missouri and Oklahoma. Additionally, he serves as Chairman of the Board of Progressive Car Finance, a private company that provides subprime financing for automobile dealers. He served as Assistant Secretary of the Company from October 1988 until May 2000. Until his retirement from the Company in 1997, he served separate terms as the Company’s Treasurer and Chief Operating Officer of the Van Division. Bryan Hunt is the son of Johnelle Hunt.

Johnelle Hunt

The Board wishes to take this opportunity to thank Mrs. Hunt for her longtime dedication and support of the Company and its stockholders. Mrs. Hunt, age 76, is retiring from the Board at the conclusion of the Annual Meeting on May 1, 2008, in compliance with the Director Retirement Policy adopted on January 26, 2006, which mandates that a director is not eligible to stand for re-election once he or she reaches 72 years of age. Mrs. Hunt, widow of founder J.B. Hunt, has served as the Company’s Corporate Secretary since 1988 and as a member of the Board since 1993. Prior to these appointments, she served as Credit Manager and Secretary-Treasurer of the Company.

DIRECTOR COMPENSATION

The Company pays only independent, nonemployee directors for their services. Directors who are also officers of the Company are not eligible to receive any of the compensation described below.

In calendar year 2007, compensation for independent, nonemployee directors, serving on the Board, was as follows:

•	an annual retainer of $62,000 paid in Company stock, cash or any combination thereof

•	$4,500 for each Board meeting attended

•	$1,500 for each Board Committee meeting attended

•	$4,000 to the Chairman of the Audit Committee for each Committee meeting chaired

•

$3,000 to the Chairman of the Executive Compensation Committee (“Compensation Committee”) and the Nominating and Corporate Governance Committee (“Corporate Governance Committee”) for each Committee meeting chaired

•	reimbursement of expenses to attend Board and Committee meetings

The Compensation Committee commissioned Watson Wyatt Worldwide (“WWW”) to perform a competitive market assessment for its independent, nonemployee directors to evaluate total direct compensation. A peer group consisting of 18 transportation companies in the national marketplace was used, as were published 2007 surveys prepared by the National Association of Corporate Directors (NACD) and Institutional Shareholder Services (ISS). The results indicated that the Company was at the 50th percentile of the peer group’s total direct compensation. Because of the peer group’s size disparity, the Compensation Committee decided the appropriate comparative compensation target should be in the 75th percentile of the group. As such, to bring the directors from the 50th percentile to the 75th percentile in compensation, the directors will be paid in the following manner effective January 1, 2008.

•	an annual retainer of $115,000 paid in Company stock, cash or any combination thereof

•	an annual retainer of $12,000, paid in cash, to the Audit Committee Chairman

•	an annual retainer of $8,000, paid in cash, to the Compensation Committee Chairman

•	an annual retainer of $4,000, paid in cash, to the Corporate Governance Committee Chairman

•	$4,500 for each Board meeting attended

•	$2,000 for each Audit Committee meeting attended

•	$1,500 for each Compensation Committee meeting attended

•	$1,500 for each Corporate Governance Committee attended

•	reimbursement of expenses to attend Board and Committee meetings

Nonemployee Board of Director Compensation Paid in Calendar Year 2007

Board Member	Fees Earned or Paid in Cash or Stock ($)	Restricted Share or Stock Option Awards (#)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Gary C. George	86,000	—	—	—	—	86,000
Bryan Hunt	80,000	—	—	—	—	80,000
Coleman H. Peterson	92,000	—	—	—	1,326	93,326
James L. Robo	99,500	—	—	—	16,983	116,483
Leland Tollett	96,500	—	—	—	—	96,500
John A. White	122,500	—	—	—	—	122,500

(1)	Reimbursement of expenses to attend Board and Committee meetings

Each independent, nonemployee member of the Board of Directors had the choice of receiving his or her annual retainer of $62,000 in Company stock, cash or any combination thereof. With the exception of Bryan Hunt, all independent, nonemployee directors elected to receive the annual retainer in stock. Bryan Hunt elected to receive his annual retainer in cash.

To more closely align their interests with those of the stockholders, each Board member is required to own three times their estimated annual compensation in Company stock.

Independent, nonemployee members of the Board of Directors did not receive any stock options or restricted share units in calendar year 2007.

Independent, nonemployee members of the Board of Directors did not participate in either a pension plan or deferred compensation plan in calendar year 2007.

Johnelle Hunt, an employee of the Company and member of the Board of Directors, received a salary of $100,000 for her services as the Company’s Corporate Secretary. The Company also remitted payment of $10,000 on her behalf for professional fees and provided a Company match of $3,000 to her 401(k) account. Remittances for professional fees were also made for Wayne Garrison, Kirk Thompson and Paul Bergant and are disclosed on page 28 of this Proxy Statement in the table titled “Components of Perquisites for Calendar Year 2007.”

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s common stock as of February 26, 2008, by each of its current directors (including all nominees for director), the Named Executive Officers (the “NEOs”) and all other executive officers, and by all such persons as a group, as of February 26, 2008. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Owner	Number of Shares Beneficially Owned Directly (1)		Number of Shares Beneficially Owned Indirectly (2)		Percent of Class (3)
Paul Bergant	344,147		0			*
Wayne Garrison	6,366,468		12,000		5.10
Gary C. George	24,152		624,310	(4)		*
Craig Harper	170,802		0			*
Bryan Hunt	95,300		0			*
Johnelle Hunt	34,400,255	(5)	0		27.58
Coleman H. Peterson	10,307		0			*
James L. Robo	24,629		0			*
Kirk Thompson	416,357		0			*
Leland Tollett	44,831		0			*
Jerry W. Walton	355,636		0			*
John A. White	35,490		0			*

All executive officers and Directors as a group (20 persons)	43,107,060		50,755		34.56

*Less	than 1 percent
(1)

Includes shares that are owned by the director or executive officer that are (a) held in a 401(k) or deferred compensation account, (b) held as trustee of family trusts in which the trustee has no beneficial ownership, (c) options that are currently exercisable, and (d) options that will become exercisable within 60 days. Also includes pledged shares as shown below:

Wayne Garrison	500,000
Craig Harper	100,000
Bryan Hunt	70,877
Johnelle Hunt	19,700,184
Kirk Thompson	330,240

(2)

Indirect beneficial ownership includes shares owned by the director or executive officer (a) as beneficiary or trustee of a personal trust, (b) by a spouse or as trustee or beneficiary of a spouse’s trust, or (c) in a spouse’s retirement account.

(3)	Calculated on the basis of 124,715,401 shares of common stock outstanding of the Company on February 26, 2008.
(4)

The reporting person disclaims beneficial ownership of these shares, which are held in limited partnerships. This report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for the purposes of Section 16 or for any other purposes.

(5)

Includes shares owned in family limited liability companies in which Mrs. Hunt is the sole manager. Until the death of Mr. J.B. Hunt on December 7, 2006, she and Mr. Hunt were co-managers of these companies. Includes shares previously held directly by Mr. Hunt that have been transferred into a marital trust in which Johnelle Hunt is the trustee.

CORPORATE GOVERNANCE

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of NASDAQ, the stock exchange on which our common stock is traded.

You can access and print the Charters of our Audit Committee, Compensation Committee and Corporate Governance Committee as well as our Corporate Governance Guidelines, Corporate Code of Ethics, Whistleblower Policy, and other Company policies and procedures required by applicable law, regulation or NASDAQ corporate governance listing standards on the “Corporate Governance” page of the “Investors” section of our website at www.jbhunt.com. Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

J.B. Hunt Transport Services, Inc.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

Attention: Corporate Secretary

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence under the NASDAQ corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no material relationship with the Company or any of its subsidiaries pursuant to the NASDAQ corporate listing standards. When assessing the “materiality” of a director’s relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

Applying these independence standards, the Board has determined that Gary C. George, Coleman H. Peterson, James L. Robo, Leland Tollett and John A. White are all independent directors. After due consideration, the Board has determined that none of these nonmanagement directors has a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of any organization that has a relationship with the Company or any of its subsidiaries) and that they all meet the criteria for independence under the NASDAQ corporate governance listing standards.

Director Recommendations By Stockholders

In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least two percent of the outstanding shares of the Company’s common stock for at least one year from the date the recommendation is submitted. Stockholders must submit director candidate recommendations in writing by Certified Mail to the Company’s Corporate Secretary not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous annual meeting. Accordingly, for the 2009 Annual Meeting of Stockholders, director candidates must be submitted to the Company’s Corporate Secretary by November 7, 2008. Director candidates submitted by stockholders must contain at least the following information:

•	the name and address of the recommending stockholder,

•	the number of shares of the Company’s common stock beneficially owned by the recommending stockholder and the dates such shares w ere purchased,

•	the name, age, business address and residence of the candidate,

•	the principal occupation or employment of the candidate for the past five years,

•

a description of the candidate’s qualifications to serve as a director, including financial expertise and why the candidate does or does not qualify as “independent” under the NASDAQ corporate governance listing standards,

•	the number of shares of the Company’s common stock beneficially owned by the candidate, if any, and,

•

a description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

In addition, the recommending stockholder and the candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

•

the candidate consents to being a director candidate and, if nominated and elected, he or she will serve as a director representing all of the Company’s stockholders in accordance with applicable laws and the Company’s Certificate of Incorporation and Bylaws,

•

the candidate, if elected, will comply with the Company’s Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board and its individual members,

•

the recommending stockholder will maintain beneficial ownership of at least two percent of the Company’s issued and outstanding common stock through the date of the annual meeting for which the candidate is being recommended for nomination and that, upon the candidate’s nomination and election to the Board, the recommending stockholder intends to maintain such ownership throughout the candidate’s term as director, and,

•

the recommending stockholder and the candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the candidate, including a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Corporate Governance Committee or its representative.

For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the “Policy Regarding Director Recommendations by Stockholders” on the “Corporate Governance” page of the “Investors” section of our website at www.jbhunt.com. The Corporate Governance Committee will consider all director candidates submitted through its established processes and will evaluate each of them, including incumbents, based on the same criteria. However, the Corporate Governance Committee may prefer incumbent directors and director candidates whom they know personally or who have relevant industry experience and in-depth knowledge of the Company’s business and operations.

The policies and procedures as set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.

Board Composition and Director Qualifications

The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

•	possess relevant business and financial expertise and experience, including a basic understanding of fundamental financial statements,

•	have exemplary character and integrity and be willing to work constructively with others,

•	have sufficient time to devote to Board meetings and consultation on Board matters, and

•	be free from conflicts of interest that violate applicable law or interfere with director performance.

In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills:

•	the capacity and desire to represent the interest of the Company’s stockholders as a whole,

•	occupational experience and perspective that, together with other directors, enhances the quality of the Board,

•	leadership experience and sound business judgment,

•	accomplishments in their respective field, with superior credentials and recognition,

•	knowledge of the critical aspects of the Company’s business and operations, and

•	the ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas:

•	accounting and finance

•	mergers and acquisitions

•	investment management

•	law

•	academia

•	strategic planning

•	investor relations

•	executive leadership development

•	executive compensation

•	service as a senior officer of, or a trusted adviser to senior management of, a publicly held company.

The director qualifications set forth above are general in nature and may be modified by the Board or the Corporate Governance Committee from time to time as the Board or the Corporate Governance Committee deems appropriate.

Communications With The Board

Stockholders and other interested parties may communicate with the Board, Board Committees, the independent or nonmanagement directors, each as a group and individual directors by submitting their communications in writing to the attention of the Company’s Corporate Secretary. All communications must identify the recipient, author, state whether the author is a stockholder of the Company and be forwarded to the following address via Certified Mail:

J.B. Hunt Transport Services, Inc.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

Attention: Corporate Secretary

The directors of the Company, including the nonmanagement directors, have instructed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Board Meetings

The Board held four meetings during the 2007 calendar year. All directors attended at least 75% of the Board meetings. The Company has adopted a Director Attendance Policy to stress the importance of attendance, director preparedness, and active and effective participation at Board and Board Committee meetings.

Additionally, the independent directors held executive sessions after each Board meeting of which John A. White served as chairman.

Board Committees

Standing committees of the Board include the Audit, Compensation, and Corporate Governance Committees. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

The following table discloses the Board members who served on each of the Board’s committees during calendar year 2007 and the number of meetings held by each Committee.

	Audit	Compensation	Corporate Governance
Gary C. George		X	X
Coleman H. Peterson		Chair	X
James L. Robo	X		Chair
Leland Tollett	X		X
John A. White	Chair	X	X
Number of Meetings	8	4	2

On January 31, 2008, the Corporate Governance Committee recommended, and the Board approved, that no changes be made to the above committee assignments for the 2008 calendar year.

AUDIT COMMITTEE

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the

Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and the performance of its independent auditors.

In fulfilling its duties, the Audit Committee, among other things, shall:

•	appoint, terminate, retain, compensate and oversee the work of the independent registered public accounting firm,

•	preapprove all services provided by the independent registered public accounting firm,

•	oversee the performance of the Company’s internal audit function,

•	evaluate the qualifications, performance and independence of the independent registered public accounting firm,

•	review external and internal audit reports and management’s responses thereto,

•	oversee the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company,

•	oversee the Company’s compliance with legal and regulatory requirements,

•

review the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC,

•	discuss with management earnings news releases,

•	meet with management, the internal auditors, the independent auditors and the Board,

•	provide the Board with information and materials as it deems necessary to make the Board aware of significant financial accounting and internal control matters of the Company, and

•	otherwise comply with its responsibilities and duties as set forth in the Company’s Audit Committee Charter.

The Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the NASDAQ corporate governance listing standards and SEC requirements. The Board has also determined that Messrs. White, Robo and Tollett have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing or evaluating financial statements, or actively supervising one or more persons engaged in such activities and their experience of overseeing or assessing the performance of companies and public accountants with respect to preparation, auditing or evaluation of financial statements. In 2007, the Audit Committee met eight times. All members attended at least 75% of the Audit Committee meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee” set forth below.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the “Compensation Committee”) shall:

•	determine and approve base salary compensation of the Company’s senior executive officers,

•

determine and approve annual equity-based awards for the Company’s “insiders” as defined in Section 16 of the Securities Exchange Act of 1934, with the exception of the Chairman of the Board and the Chief Executive Officer,

•	evaluate and recommend to the independent Board of Directors for their approval base salary and annual equity-based awards for the Chairman of the Board and the Chief Executive Officer,

•	review and approve the annual performance goals and objectives of the Company’s senior executive officers, including the Chief Executive Officer,

•	establish and certify the achievement of performance goals,

•	oversee the Company’s incentive compensation and other equity-based compensation plans,

•	assess the adequacy and competitiveness of the Company’s executive and director compensation programs,

•

review and discuss with management the Compensation Discussion and Analysis (“CD&A”) and recommend whether such analysis should be included in the Company’s Annual Report on Form 10-K or the Proxy Statement filed with the SEC,

•	produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement,

•

review and approve any employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each officer of the Company,

•	approve, disapprove, modify or amend any non-equity compensation plans designed and intended to provide compensation primarily for officers,

•	make recommendations to the Board of Directors regarding adoption of equity-based compensation plans,

•	administer, modify or amend equity-based compensation plans, and

•	otherwise comply with its responsibilities and duties as set forth in the Company’s Compensation Committee Charter.

None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all of the members of the Compensation Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards. All members of the Compensation Committee qualify as “nonemployee directors” for purposes of SEC requirements, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

The Compensation Committee met four times in 2007. All members attended at least 75% of the Compensation Committee meetings.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) shall:

•	annually review the Company’s Corporate Governance Guidelines,

•	assist the Board in identifying, screening and recruiting qualified individuals to become Board members,

•	propose nominations for Board membership and committee membership,

•	assess the composition of the Board and its committees,

•	oversee the performance of the Board and committees thereof,

•	oversee the receipt, investigation, resolution and retention of all complaints submitted under the Company’s Whistleblower Policy, and

•	otherwise comply with its responsibilities and duties as set forth in the Company’s Corporate Governance Committee Charter.

The Board has determined that all members of the Corporate Governance Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards. The Corporate Governance Committee met twice during calendar year 2007. All members attended the Corporate Governance Committee meetings.

Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees that applies to all of the Company’s directors, officers and employees. The purpose and role of this Code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the “Corporate Governance” page of the “Investors” section of its website at www.jbhunt.com any amendments or waivers of any provision of this Code made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. The guidelines address, among other items, director responsibilities, Board Committees and nonemployee director compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company’s common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

To the Company’s knowledge, all required Section 16(a) filings were timely and correctly made by the reporting persons during calendar year 2007.

Certain Relationships and Related Transactions

The Corporate Governance Committee is charged with the responsibility of reviewing and preapproving all related-party transactions (as defined in SEC regulations) and periodically reassessing any related-party transaction entered into by the Company’s Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees.

Johnelle Hunt is the mother of Bryan Hunt and widow of founder J.B. Hunt. Bryan Hunt is the son of J.B. and Johnelle Hunt. There are no other family relationships among the foregoing Directors. As an employee of the Company, Johnelle Hunt received a salary of $100,000 for her services as the Company’s Corporate Secretary. The Company also submitted payment of $10,000 on her behalf for professional fees and provided a Company match of $3,000 to her 401(k) account.

On October 13, 2005, the Company announced a gift of $10 million to the University of Arkansas to facilitate the construction of the new J.B. Hunt Transport Services, Inc. Center for Academic Excellence. Mrs. Hunt served as Treasurer for the University of Arkansas’ Campaign for the 21st Century, and Dr. John A. White serves as Chancellor of the University of Arkansas. Neither of the aforementioned Board members was instrumental in securing the contribution, nor did either participate in the voting processes related to this transaction.

The contribution represents an investment by our Company in a growing institution, located only 10 miles from our headquarters, in the pursuit of excellence that has not only provided training and skills for many of our current employees, but also allows us to participate in the education of the next generation of J.B. Hunt Transport Services team members. The J.B. Hunt Transport Services, Inc. Center for Academic Excellence will serve as a focal point and enabling infrastructure for information technology, supply-chain management, computational science and engineering, and technology-enabled education, research and outreach on the University campus to prepare students for the diverse, innovative, collaborative, team-oriented environment prevalent in today’s workspace. The close proximity of the University to our Company is invaluable as we jointly identify transportation and technology issues that require the brightest and best minds to ensure that the American supply chain remains the model for the world.

Compensation Committee Interlocks and Insider Participation

During the 2007 calendar year, none of the Company’s executive officers served on the Board of Directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth all persons known to be the beneficial owner of more than 5% of the Company’s common stock as of December 31, 2007. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class
Impala Asset Management LLC	9,569,470	7.68%
134 Main Street
New Canaan, CT 06840

Information relating to the above stockholder is based on the stockholder’s Schedule 13G/A, filed with the SEC on February 14, 2008.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the “ Committee”) is composed of Coleman H. Peterson, Chairman, Gary C. George and John A. White, none of whom is an officer or employee of the Company and all of whom have been determined by the Board of Directors of the Company (the “Board”) to be independent. Additionally, all members of the Committee qualify as “nonemployee directors” for purposes of Rule 16b-3 of the Exchange Act, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Messrs. Peterson, George and White served as members of the Committee during the entire 2007 calendar year.

The Committee operates under a written charter adopted by the Board, a copy of which is available on the “Corporate Governance” page of the “Investors” section of the Company’s website at www.jbhunt.com. In carrying out its responsibilities, the Committee, among other things:

•	determines and recommends to the independent board members, for their approval, the annual salaries and bonuses of the Chairman of the Board and the Chief Executive Officer,

•	reviews and approves annual corporate goals and objectives of the Chairman of the Board and the Chief Executive Officer and other Section 16 reporting officers,

•

recommends for approval to the independent board members equity-based compensation awards under the Company’s Management Incentive Plan (the “MIP”), as amended and restated for the Chairman of the Board and the Chief Executive Officer,

•	reviews and approves equity-based compensation awards under the Company’s MIP, as amended and restated for the Section 16 reporting officers,

•	establishes and certifies the achievement of performance goals under the Company’s Bonus Plan,

•	reviews and approves compensation recommendations for the Company’s directors,

•	reviews other Company executive compensation programs,

•	reviews and approves the compensation committee letter to the stockholders and the CD&A report included in the Proxy.

The Chairman of the Board and the Chief Executive Officer provide recommendations to the Committee regarding the form and amount of compensation paid to executive officers who report directly to them. Additionally, the Chairman of the Board and the Chief Financial Officer regularly attend Committee meetings, except for executive sessions. Traditionally, management has provided to the Committee historical and prospective breakdowns of primary compensation components for each executive officer, as well as tally sheets, wealth accumulation analyses and internal pay equity analyses as described in more detail below.

In 2007, the Committee engaged WWW to review the Company’s executive compensation policies and practices. WWW was also directed to determine a comparable peer group for executive compensation purposes and to report and recommend changes in compensation levels for the NEOs to bring them into the 75th percentile of total direct compensation of the peer group. WWW is retained by, and reports to, the Committee in order to provide various compensation analyses and consultation at the request of the Committee and has served as its compensation consultant since 2003.

The Committee met four times in 2007 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company, including the Chairman of the Board and the Chief Executive Officer. The Committee did not act by unanimous consent at any time in 2007.

Historically, the Committee meets each February to finalize discussion regarding the Company’s performance goals for the previous and current year with respect to performance-based compensation to be paid to executive officers and to approve its letter for the Proxy. These goals are approved within 90 days of the beginning of the year pursuant to the Code. During the fourth quarter of each year, the Committee generally discusses any new compensation issues, the base compensation, bonus and MIP award analyses, and the engagement of the compensation consultant for annual executive and director compensation. The Committee also meets during the fourth quarter to:

•	review and discuss information provided by the compensation consultant and the recommendations made by the Chief Executive Officer,

•	review the performance of the Company and the individual officers,

•	review the extent to which the Company’s performance goals were attained and approve short-term cash bonus and long-term incentive awards, and

•	determine executives’ base salaries for the following year.

Management also advises the full Board, including the Committee members, throughout the year of any new issues and developments regarding executive compensation.

The Company’s MIP was originally adopted and approved by the Board of Directors on March 17, 1989, and subsequently approved by the stockholders on May 11, 1995. The MIP has been amended since the time of its adoption, and all amendments required to have been approved by the stockholders were so approved.

The Committee has reviewed and discussed the following CD&A with management and based upon such discussions, the Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

J.B. Hunt Transport Services, Inc.

2007 Executive Compensation Committee

Coleman H. Peterson, Chairman

Gary C. George

John A. White

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Principles

The Committee acknowledges that the transportation industry is highly competitive and that experienced professionals have career mobility. The Company believes it competes for executive talent with a large number of companies, some of which are privately owned and others of which have significantly larger market capitalization than the Company. Retention of key talent remains critical to our success. The Company’s need to focus on retention is compounded by its size and geographic location. As a consequence, the Company’s compensation program is structured to attract, retain and develop, over the long term, executive talent with the ability to succeed in a broad span of responsibilities over complex business units on a relatively individualized basis. The Committee believes that the ability to attract, retain and provide appropriate incentives for professional personnel, including the senior executive officers and other key employees of the Company, is essential to maintaining the Company’s leading competitive position, thereby providing for the long-term success of the Company. The Committee’s goal is to maintain compensation programs that are competitive with the transportation industry. Each year, the Committee reviews the executive compensation program with respect to the external competitiveness of the program and linkage between executive compensation and the creation of stockholder value and determines what changes, if any, are appropriate.

The overall compensation philosophy of the Committee and management is guided by the following principles:

•

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate and retain high-performance talent to achieve and maintain a leading position in its industry. Our total compensation package should be strongly competitive with other transportation companies.

•

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational and strategic objectives. Differentiated pay for high performers should be proportional to their contributions to the Company’s success.

•

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

•

Long-term incentive compensation, the Company’s MIP, should be closely aligned with stockholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are required to own Company stock. The requirements are discussed in this CD&A under the caption “Stock Ownership Guidelines.”

The Company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity and people, including:

•

setting, implementing and communicating strategies, goals and objectives to ensure that the Company grows revenue and earnings at rates that are competitive with or greater than our peers and that create value for our stockholders,

•	motivating and exhibiting leadership that aligns the interest of our employees with that of our stockholders,

•	developing a grasp of the competitive environment and taking steps to position the Company for growth and as a competitive force in the industry,

•	constantly renewing the Company’s business model and seeking strategic opportunities that benefit the Company and its stockholders, and

•	implementing a discipline of compliance and focusing on the highest standards of professional conduct.

PROCESS OF SETTING COMPENSATION

Benchmarking Against Our Peer Group

The Committee engaged WWW to perform a competitive market assessment for the NEOs to evaluate base salary, target annual incentives, target total cash compensation, long-term incentives and total direct compensation.

The assessment selected a peer group, as noted below, of 18 transportation companies in the national marketplace. These companies represent both business competition and the most relevant labor market for our executives.

Arkansas Best Corporation	CH Robinson Worldwide Inc.	Con-Way, Inc.
Covenant Transport	EGL, Inc.	Hub Group, Inc.
Kansas City Southern	Knight Transportation, Inc.	Landstar System, Inc.
Old Dominion Freight Line, Inc.	Pacer International, Inc.	Ryder System, Inc.
Saia, Inc.	Swift Transportation Company, Inc.	US Xpress Enterprises, Inc.
UTI Worldwide, Inc.	Werner Enterprises, Inc.	YRC Worldwide, Inc.

In addition to the direct peer group above, the Committee utilized an additional peer group of 25 Fortune 501-1000 companies for the Executive Chairman/Non-CEO position for Wayne Garrison. These companies, as noted below, are similar to the Company in either size or market capitalization.

Alberto Culver Company	Albemarle Corporation	AmeriCredit Corporation
Benchmark Electronics, Inc.	Biomet, Inc	Bon Ton Stores, Inc.
Brown Forman Corporation	Dollar Tree Stores, Inc.	Holly Corp
JohnsonDiversey, Inc.	MBIA, Inc.	O’Reilly Automotive, Inc.
Patterson Companies, Inc.	Patterson UTI Energy, Inc.	Perot Systems Corporation
Retail Ventures, Inc.	Select Medical Corporation	Service Corporation International
Sigma Aldrich Corporation	TD Ameritrade Holding Corporation	Telephone & Data Systems, Inc.
Tractor Supply Company	Universal Forest Products, Inc.	Weis Markets, Inc.
Westlake Chemical Corporation

Given the peer group’s size disparity, the Committee decided that the appropriate comparative compensation target should be at the 75th percentile of the peer group.

COMPENSATION ANALYSIS TOOLS

2007 Compensation

Compensation paid or awarded to executives in 2007, in general, attained our compensation goals. The Company’s primary performance matrix of total stockholder return exceeded that of most of our peers. However, our 2007 EPS did not increase as much in the past few years; therefore, bonuses were reduced from 2006, demonstrating our philosophy of tying compensation to stockholder value.

In addition to the competitive compensation survey information for each officer that was compiled, the Committee also reviewed compensation tally sheets, wealth accumulation analyses and internal pay equity analyses. The Committee began reviewing tally sheets in 2005. The Committee anticipates that these aids will be developed and enhanced continually to provide the Committee with the most relevant information and analyses practicable.

Our objective for total executive compensation is to provide compensation in the 75th percentile of our peer group. We arrived at this conclusion because of our size and our performance compared to our peers. We believe that a sizeable portion of overall compensation should be at risk and tied to stockholder value. Our bonuses are tied to EPS. As EPS increases, so do executive bonuses. Long-term incentives are used as tools to reward executives for current and future performance, to encourage an executive to remain with the Company and to align the executive’s interests with those of our stockholders. As part of our long-term incentive strategy, executives are expected to maintain stock ownership values as a multiple of their base salary.

Wealth Accumulation Analysis

This analysis included prior long-term incentive awards (options and restricted share units), prior and future vesting schedules and overall value of stock owned plus the value of unvested options and restricted share units.

Our Company has a 401(k) plan that assists participants in providing for retirement. The Company contributes approximately $6,000 to each NEOs’ account per year. The equity buildup in unvested equity-based awards and stock owned currently is critical to each executive’s ability to adequately provide for his or her retirement. As previously mentioned and explained in detail later, we have a Company stock ownership policy for our executives, but we do not have a “hold until retirement” restriction. We do not believe such a restriction is prudent for the employee or necessary to protect our Company.

Tally Sheets

Compensation tally sheets for each of the NEOs were prepared and reviewed by the Committee in 2007. These tally sheets detail dollar amounts for components of the NEOs’ total compensation in 2007, including current salary and estimated cash bonus, both current and outstanding equity-based awards, change in control severance payments, personal benefits, if any, and other perquisites.

Internal Pay Equity Analyses

The Committee commissioned management to conduct an internal pay equity analysis in 2007. This study involved a review of 2007 total cash compensation for all participants in the Company’s MIP for 2007, as well as certain nonexempt salaried employees. Compensation reviewed included base salary, short-term cash bonus and commissions. In order to provide an “apples to apples” comparison, the Committee reviewed this compensation information for all participants in the 2007 MIP, grouped by officer position; also, the Committee reviewed salary comparisons between and among these individuals and individuals in the Company’s lowest nonexempt, salaried pay grade. The study provided no information that the Company felt should alter executive compensation goals or our compensation philosophy. Executive compensation was determined to be reasonable when consideration was given to performance, seniority and responsibility.

Long-Term Compensation Analyses and Policies

With respect to long-term, equity-based awards, the Company maintains an MIP. Restricted share units and stock options of the Company are granted under the MIP in an effort to link future compensation to the long-term financial success of the Company. These equity-based awards are granted to executive officers, including the NEOs, and other key employees (approximately 250 individuals) and are intended to attract and retain employees who contribute to the Company’s success, to provide incentives to enhance job performance, and to enable those persons to participate in the long-term success and growth through an equity interest in the Company.

In December 2005, the Committee began granting time-vested restricted share units in lieu of stock options under the MIP. The Committee believes restricted share units are currently more effective than stock options in achieving the Company’s compensation objectives, as these grants are subject to less market volatility and are less dilutive to stockholders. Employees realize immediate value as restricted share units vest, with such value increasing as the Company’s stock performance increases. Cash dividends are not paid and there are no voting rights on unvested restricted share units.

The Company does not have a formal policy, but has an established practice described below, with respect to the granting of any form of equity compensation. The Company does not have a policy or practice of either timing equity-based compensation grants to current or new executive officers, or timing the release of material, nonpublic information to affect the value of executive compensation. Recommendations for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer, are presented to the Committee by the Chairman of the Board. The Chairman of the Board recommends to the Committee the award for the Chief Executive Officer. The Committee approves or adjusts the award based on the above criteria for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer. The awards for the Chairman of the Board and Chief Executive Officer are determined by the Committee and submitted for final approval to the Company’s independent board members. This process occurs in late October or early November of each year to coincide with our third-quarter Board of Directors meeting. We consider this our annual award date. The Committee does not expect to delegate approval authority to grant awards to management or any subcommittee at this time or in the near future. The grant date is typically set by the Committee. Historically, annual awards of equity compensation have been granted to all awardees, including the NEOs, in October. In 2007, grants were made on November 1, the date of the third-quarter Board of Directors meeting. Grants have been made in months other than the annual award date on a very limited basis and did not involve grants to executive officers or an isolated group. For stock options granted prior to October 2005, the Committee typically granted stock options in the fourth quarter of the fiscal year. Limited exceptions to this grant-date practice have included, for example, the hiring of a key employee or the promotion of an employee to an executive office.

Pursuant to the provision of the MIP, all stock options are granted with an exercise price equal to 100% of the fair market value of the Company’s common stock on the grant date. Stock options are exercisable over five to 10 years from the grant date. The exercise price of stock options may be satisfied with payment of cash or previously owned Company stock, or through a cashless simultaneous exercise and sale.

In response to emerging changes in the area of accounting for equity-based compensation and to position ourselves competitively with our peers, beginning in 2005, the Committee began granting restricted share units in lieu of stock options under its MIP. The Committee anticipates granting restricted share units in lieu of stock options for the foreseeable future, but in the event stock options are granted, such stock options will be granted under the terms discussed above. Similar to stock options, the total number of restricted share units that may be awarded to an individual is within the discretion of the Committee but also limited by the MIP and is generally based on the Company’s performance and the individual’s current level of compensation, individual performance, potential for promotion and marketability outside the Company. The number of restricted share units or stock options previously granted to an individual may be, but is not always, a consideration in determining the amount of awards granted to that individual in the future. Generally, restricted share units vest over three to 10 years.

The Committee granted stock options in 2002 through 2004 for all awardees, including the NEOs. In 2004, 2005 and 2006, the Committee set the annual grant date for all awardees in October. For 2007, the Committee set a grant date of November 1, 2007, for restricted share units.

The Committee anticipates that it will continue to adhere to these general grant dates for the foreseeable future for administrative ease and consistency. Awards are made in the fourth quarter because the Committee has a good view as to financial and individual performance for the current year and has available current competitive market data.

As stated above, the Company does not have a policy or practice of timing the grant of equity-based awards and the release of material nonpublic information in a manner that would affect compensation for new or current executive officers, nor has it deliberately or knowingly done so.

In the event that material nonpublic information becomes known to the Committee, the Company or its employees at a time when such information could affect or otherwise impact the imminent grant of equity-based compensation, management and the Committee will take the existence of such information under advisement and determine whether to delay the grant of such equity-based compensation to a later date in order to avoid the appearance of any impropriety.

Deductibility of Compensation and Other Regulatory Considerations

The Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer and the next three most highly compensated officers (the “Covered Employees”). There is an exception to this $1,000,000 limitation for performance-based compensation that meets certain requirements. In reviewing the effectiveness of the Company’s compensation program, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Additionally, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee will not necessarily, nor in all circumstances, limit executive compensation to that which is deductible under the Code. The Company has not adopted a policy requiring all compensation to be deductible.

The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. Base salary, bonuses or the vesting of restricted share units do not qualify as performance-based compensation under the Code. In 2007, all compensation paid to the Company’s Covered Employees was deductible by the Company.

Derivative Trading

It is the Company’s policy that officers and directors not engage in any put or call transactions on Company stock. Such transactions create a significant enticement for abusive trading and, in many instances, give the unwelcome appearance of the officer or director betting against the Company. There is no Company policy that would prohibit the Company’s executive officers from entering into a forward-sale or forward-purchase contract.

Stock Ownership Guidelines

To motivate the Company’s officers and senior management to emulate its stockholders, the Company expects its management to own Company stock at levels described in the table shown below.

Stock ownership is defined as stock owned:

•	directly,

•	through the Company’s 401(k) Employee Retirement Plan, and/or,

•	through the Company’s Deferred Compensation Plan.

Position	Ownership Multiple of Base Salary
Chief Executive Officer	6 times
Executive Vice Presidents	3.50 times
Senior Vice Presidents and Vice Presidents of Operations	2.75 times
Vice Presidents, Regional Operations Managers, and Directors of Operations	2 times

The Committee has determined that as of February 26, 2008, all of the Company’s officers and members of senior management covered by these guidelines have met their ownership goals.

Stock Retention Policy

Other than indicated above, the Company does not have any other stock retention policy.

Recovery of Awards

The Company does not have a policy requiring replacement of awards or payments as a result of an officer’s illegal transactions or restatements. The Company became a public company in 1983. Since that time, it has had no illegal actions by its officers.

Summary

The Company intends to continue its practice of compensating its executives through programs that emphasize performance. To that end, executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business and the degree of competitiveness for executive talent, there is an appropriate balance between short-term and long-term compensation, base salary and incentive compensation, and cash and noncash compensation, all of which are determined and measured by competitive compensation data, financial, operational and strategic goals, long-term and short-term performance of the Company to its peer group and individual contributions.

For 2007, the target total direct compensation of the NEOs generally fell between 41% and 108% of the 75th percentile of total compensation paid to executives holding equivalent positions in the peer group companies. The Committee believes that payments and awards were consistent with the Company’s financial performance, size and the individual performance of each of the NEOs, and also believes that total compensation was reasonable.

2007 COMPENSATION

Elements of Compensation

The Company’s primary compensation components are summarized below. Generally, the Company’s compensation program consists of annual base salary, a short-term cash incentive award, and an annual long-term, equity-based award. Primary benefits for executives include participation in the Company’s 401(k) plan, health, dental and vision plans, and various insurance plans, including disability and life insurance, all of which are available to all employees on a nondiscriminatory basis. The Company provides limited perquisites to executive officers and other key employees as described in more detail on page 26 under the section titled “Other Perquisites.”

Total direct compensation for executive officers, including the NEOs, consists of one or more of the following components:

•	base salary,

•	annual performance-based incentive cash bonus awards,

•	long-term incentive/equity-based compensation,

•	health and welfare benefits,

•	other benefits.

The Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. In determining annual compensation, the Committee reviews all elements of compensation separately and in the aggregate. These compensation components are comparable to those of the Company’s competitors and peer group.

In its review of executive compensation, and, in particular, in determining the amount and form of incentive awards discussed below, the Committee generally considers several factors. Among these factors are:

•	market information with respect to cash and long-term compensation for its peer group,

•	amounts paid to the executive officer in prior years as salary,

•	annual bonus and other compensation,

•	the officer’s responsibilities and performance during the fiscal year, and

•	the Company’s overall performance during prior fiscal years and its future objectives and challenges.

At transportation companies, generally the largest elements of compensation are paid in the form of annual short-term incentives and long-term compensation. Compensation mix and industry profitability vary as the industry faces many risk factors, such as the economy and fuel prices.

As a result, cash usually comprises a much greater percentage of the total compensation package than long-term, equity-based compensation. In 2007, our executive officers, including NEOs, received approximately 20% to 57% of their total compensation in cash. Cash compensation varies as the EPS of the Company changes, thus affecting bonus payouts. Grants of stock options or restricted share units are made annually. Stock options and restricted share units are based on each employee’s level of responsibility and are generally computed as a multiple of base salary.

It has been the policy of the Company to put a significant portion of the executive’s compensation at risk. This is accomplished by our cash bonus plan, which is directly tied to EPS increases. Equity-based awards from our MIP may also vary in vesting from three to 10 years. These awards are subject to forfeiture if the employee leaves the Company. The Committee and management believe that the proportion of compensation at risk should rise as the employee’s level of responsibility increases.

The Committee has retained WWW as its compensation consultant. WWW reports directly to the Committee. In 2007, WWW prepared a study providing information and an independent analysis of the executive compensation program and practices. The results of the study included observations about the Company’s target 2007 executive compensation.

In general:

•	base salaries range from 74% to 108% of the 75th percentile of the peer group

•	target cash bonuses range from 33% to 108% of the 75th percentile of the peer group

•	the lump-sum value of the long-term incentive awards ranges from 48% to 83% of the 75th percentile of the peer group

•	total direct compensation for executive officers ranges from 63% to 86% of the 75th percentile of the peer group

The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chairman of the Board, the Chief Executive Officer or the other NEOs. In 2007, the Committee considered management’s continuing achievement of its short-term and long-term goals versus its strategic imperatives and general individual performance objectives. The Committee also considers recommendations from the Chief Executive Officer regarding total compensation for those executives reporting directly to him. General individual performance objectives for the NEOs include the following and vary depending on the business function in which the executive works.

•	Financial objectives: Revenues, operating ratio, diluted earnings per share, operating cash flow, cost-savings initiatives and departmental financial measures.

•	Strategic objectives: Increasing customer base, customer service and implementation of short-term and long-term objectives.

Base Salary

The Committee believes that competitive levels of cash compensation, together with equity-based and other incentive programs, are necessary for motivating and retaining the Company’s executives. Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are evaluated annually for all executive officers, including the Chairman of the Board and the Chief Executive Officer. Generally, base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention and relative salaries of the peer group members. The Committee may elect not to increase an executive officer’s annual salary, and has so elected in prior years. However, if warranted, the Committee may increase base salary where an executive officer takes on added responsibilities or is promoted.

For 2007, the Committee reviewed and approved the salaries of all Section 16 reporting persons. The Committee presented to the independent, nonemployee board members, for their approval, salary recommendations for Messrs. Garrison and Thompson, the Company’s Chairman of the Board and Chief Executive Officer, respectively. Mr. Garrison received a salary increase of $15,000 and Mr. Thompson received an increase of $20,000, which became effective November 1, 2007. The Committee also approved increases of 3% for the other NEOs and executive officers effective November 1, 2007. The Committee believes a base increase was necessary to be consistent with industry trends even though the increases were limited due to current market conditions in the industry.

Annual Bonus Award

As previously mentioned, the Company has had a bonus plan in place for several years that is tied to EPS. As EPS increases, so do executive bonus payments. All noncommissioned, salaried employees participate in the same plan. Each year, the Compensation Committee, with recommendations from the Chairman of the Board and Chief Executive Officer, establishes the EPS targets for the following year. The bonus is computed from a matrix of EPS targets and percentages of the executive’s base salary. If EPS does not reach a base level, no bonus is paid. In October 2006 and November 2007 the Committee approved the bonus plan for 2007 and 2008, respectively. The Committee believes that this plan directly aligns current compensation with the stockholder’s interest by providing the executives with incentives to increase the profits of the Company, thereby increasing stockholder value. For 2008, the bonus plan payout was set at levels that are fair and reasonable relative to the Company’s 2008 EPS targets.

Long-Term, Equity-Based Award

Each executive is eligible to receive an incentive award of restricted share units. Restricted share units are intended to help achieve the objectives of the compensation program, including the retention of high-performing and experienced talent, a career orientation and strong alignment with stockholders’ interests. Long-term incentive awards also facilitate the development and retention of strong management through share ownership and recognition of future performance. The restricted share unit is awarded and settled from shares reserved for issuance under the MIP. The Committee approves or adjusts the award based on the above criteria for all Section 16 filers who are employees of the Company. The awards for the Company’s Chairman of the Board and Chief Executive Officer are presented for final approval to the Company’s independent board members. The Committee believes that restricted share units must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in the Company. Restricted share units have been awarded for the past three years because they are less dilutive to shares outstanding and to profits. Restricted share units vest from three to 10 years.

In administering our MIP and awarding long-term incentive awards, we are sensitive to the potential for dilution of future earnings per share. The MIP is a broad-based equity compensation program. We focus the program on employees who will have the greatest impact on strategic direction and long-term results of the Company by virtue of their senior roles and responsibilities. A total of 684,210 restricted share units were granted in 2007. Of that number, approximately 47% of the units granted were issued to the executive officer group. Approximately 31% of the total share units were granted to the NEOs. As described above, MIP participants who hold the title of director and above have an ownership requirement in Company stock. Our peers all have similar long-term, equity-based award plans; however, our peers do not disclose any ownership requirements.

For 2007, the Company granted, in aggregate, 209,000 restricted share units to the NEOs, with Messrs. Garrison, Thompson, Walton, Bergant and Harper receiving grants of 90,000, 63,000, 22,000, 17,000 and 17,000 units, respectively. These awards were used as the primary component to move the NEOs to the 75th percentile of total direct compensation of the peer group. The Committee felt that time-based equity compensation more closely aligned the interests of the NEOs with those of stockholders.

Deferred Compensation

The Company administers a Deferred Compensation Plan for certain of its officers. The employee or participant may elect on an annual basis to defer part of his or her salary and/or bonus. This plan assists key employees in planning for retirement. The Company contributes nothing to the plan. Some of our peers have deferred compensation plans that provide for some form of matching.

Health and Welfare Benefits

The Company provides benefits such as medical, vision, life insurance, long-term disability coverage, and 401(k) plan opportunities to all eligible employees, including the NEOs. The Company provides up to $750,000 in life insurance coverage and up to $10,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are available to all employees on a nondiscriminatory basis. The Company matches employee contributions to the 401(k) plan. The Company provides no postretirement medical or supplemental retirement benefits to its employees. These benefits are comparable to those offered by our peers.

The Company also provides vacation, sick leave and other paid holidays to employees, including the NEOs, that are comparable to those provided at other transportation companies. The Company’s commitment to provide employee benefits is due to our recognition that the health and well-being of our employees contributes directly to a productive and successful work life that produces better results for the Company and for its employees.

Personal Benefits

The Company provides certain perquisites to management employees, including the NEOs, as summarized below.

Company Aircraft

The Company no longer owns and operates its own aircraft. Since 1998, the Company has actively participated in shared ownership of aircraft services with NetJets. With the approval of the Chairman of the Board or the Chief Executive Officer, the NEOs and other management employees use Company aircraft for business purposes. Personal use of the Company plane is provided to executive officers on a very limited basis and to other management employees in the event of emergency or other urgent situations.

Company Vehicles

The Company does not provide company-owned cars to executives.

Other Perquisites

The Company provides executive officers a taxable allowance of up to $10,000 a year for financial counseling services, which may include legal, financial, estate and/or tax planning and tax return preparation. This benefit is based on actual cost to the Company. The Company also provides country club memberships to certain of its executive officers. These memberships are valued on the actual costs of the membership, including dues, regardless of whether use was personal or business. The Company believes the clubs provide a quiet venue for negotiations and entertainment of clients, bankers, investment bankers, stockholders, etc.

Severance Agreements

The Company does not have employment contracts or personal severance agreements with any of its executives. However, according to the terms of the previously mentioned MIP, all outstanding options and restricted share units would immediately vest upon a “change in control.”

Generally, a “change in control” per the MIP would be deemed to occur when more than 30% of the outstanding shares of common stock of the Company changes ownership in a transaction that is a merger, reorganization or consolidation or when more than 50% of the outstanding shares change ownership in a transaction that is not a merger, reorganization or consolidation.

Most of our peers have similar “change in control” language in their stock incentive plans. Some of our peers have employment agreements and severance packages for their executives.

Compensation of the Chairman of the Board and the Chief Executive Officer

In assessing individual performance against the financial and strategic objectives, the Committee considers actual results against deliverables. The Committee based its compensation decisions for Messrs. Garrison and Thompson on:

•	leadership,

•	the execution of business plans,

•	strategic results,

•	operating results,

•	growth in EPS,

•	size and complexity of the business,

•	experience,

•	strengthening of competitive position,

•	analysis of competitive compensation practices,

•	assessment of the Company’s performance, and

•	the assessment of Messrs. Garrison’s and Thompson’s performance based on the objectives listed above.

Where possible, the above criteria were compared to the peer group. The compensation decisions for other NEOs were also based on those assessments, as well as the Chief Executive Officer’s recommendations to determine levels of payout.

As noted earlier, Mr. Garrison’s compensation was analyzed and compared to a separate peer group that the Committee felt was a better fit given his job responsibility. While the members of this peer group were not in the transportation industry, their size in annual revenue and market capitalization allowed the Committee to compare Mr. Garrison’s total compensation to similar executive chairman/non-CEO positions. The Committee’s goal was to make Mr. Garrison’s total direct compensation fall in the 75th percentile of this peer group.

Therefore, the Committee proposed, and the independent, nonemployee members of the entire board of directors approved, raising Mr. Garrison’s salary to $515,000 per year, effective November 1, 2007, and awarded him 90,000 restricted share units that vest 33% annually beginning July 15, 2008.

        Mr. Thompson’s position and responsibilities as CEO allowed the Committee to use the peer group consisting of the 18 transportation companies listed earlier. A similar standard of total stockholder return was the defining element between our company and our peers. The Committee proposed, and all of the independent, nonemployee directors approved, an increase in base salary to $650,000, effective November 1, 2007, and 63,000 restricted share units vesting in various increments beginning July 15, 2012.

        While the separate components of total direct compensation were not always at the 75th percentile of their respective peer groups (base salary and target bonus payouts are below and long-term equity awards are above), the Committee felt that this mix of current and long-term compensation is more appropriate to align the Chairman and CEO with stockholders’ interests in both the near and long terms while still rewarding them for the Company’s financial performance relative to its peers.

SUMMARY COMPENSATION

The following table summarizes the total compensation earned or paid to the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company who served in such capacities as of December 31, 2007, for services rendered to the Company. These five officers are referred to as the NEOs in this Proxy Statement.

Principal and Position	Year	Salary ($) (1)	Non-Equity Incentive Awards (1)	Restricted Share Units ($) (2)	Stock Option Awards ($) (2)	Change in Value for Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Kirk Thompson President and CEO	2007 2006	633,077 605,769	17,325 270,000	222,749 96,139	296,545 330,135	0 0	12,629 11,652	1,182,325 1,313,695

Jerry Walton EVP, Finance/Administration and CFO	2007 2006	373,692 358,269	10,230 159,750	194,056 57,737	131,473 160,971	0 0	24,053 11,467	733,504 748,194

Wayne Garrison Chairman of the Board	2007 2006	502,308 500,000	13,750 225,000	477,508 87,201	61,923 137,933	0 0	53,105 13,530	1,108,594 963,664

Paul Bergant EVP Marketing, CMO, and President of Intermodal	2007 2006	331,538 317,884	9,075 141,750	154,829 53,673	137,303 166,253	0 0	31,459 13,549	664,204 693,109

Craig Harper EVP, Operations and COO	2007 2006	346,538 311,365	9,488 137,250	115,461 52,929	150,938 168,883	0 0	6,750 4,233	629,175 674,660

(1)

Non-equity incentive awards (paid as a bonus) and salary amounts shown above are reported as gross earnings. Totals may include amounts transferred into deferred compensation. All non-equity awards are reported in the year in which they are earned.

(2)	Amounts reflect totals expensed in the Company’s financial statements in 2007 under SFAS 123R. See Note 5 of the Company’s annual report as reported on Form 10-K for assumptions used in the valuation.

Components of All Other Compensation for Calendar Year 2007

Name	Year	Perquisites and Other Personal Benefits ($)	Company Contributions to 401(k) Plan ($)	Total ($)
Kirk Thompson	2007	5,879	6,750	12,629
Jerry Walton	2007	17,303	6,750	24,053
Wayne Garrison	2007	46,989	6,116	53,105
Paul Bergant	2007	25,643	5,816	31,459
Craig Harper	2007	0	6,750	6,750

Components of Perquisites for Calendar Year 2007

Name	Year	Personal Use of Company Plane ($)	Legal and Accounting Fees ($)	Club Dues and Security ($)	Total Perquisites and Other Personal Benefits ($)
Kirk Thompson	2007	0	2,500	3,379	5,879
Jerry Walton	2007	9,488	0	7,815	17,303
Wayne Garrison	2007	40,739	6,250	0	46,989
Paul Bergant	2007	15,020	2,585	8,038	25,643
Craig Harper	2007	0	0	0	0

The amounts in the table for personal usage of the Company plane represent the incremental costs incurred by the Company for the benefit of the executive.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts under equity and non-equity incentive plans to the NEOs during 2007. The Company’s equity-based and incentive-based awards are granted to the NEOs based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the calendar year for which the performance goals are set.

The MIP is an annual plan consisting of equity-based awards only. The number of shares awarded are measured based on the executive’s level of responsibility and other matters described on page 25 under “Long-Term, Equity-Based Award.” Dividends are not paid on awards of restricted share units.

NEOs are eligible to earn cash bonuses under the non-equity incentive award plan based on the Company’s EPS for the calendar year. Please refer to page 25 of the Proxy Statement under “Annual Bonus Award” for further detail.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			Stock Awards:	Option Awards:	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
								Number of Shares of Stock	Number of Securities Underlying
		Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (3)	Options (#)	Awards ($/Sh)	Awards ($) (4)
Kirk Thompson	11/1/07	6,330	189,923	1,392,769	N/A	N/A	N/A	63,000	—	—	24.97

Jerry Walton	11/1/07	3,736	112,108	822,122	N/A	N/A	N/A	22,000	—	—	24.97

Wayne Garrison	11/1/07	5,023	150,692	1,105,078	N/A	N/A	N/A	90,000	—	—	24.97

Paul Bergant	11/1/07	3,315	99,461	729,384	N/A	N/A	N/A	17,000	—	—	24.97

Craig Harper	11/1/07	3,465	103,961	762,384	N/A	N/A	N/A	17,000	—	—	24.97

(1)

This column reflects the maximum non-equity incentive award each NEO was eligible to receive for 2007 under the percentage assigned to each NEO for the cash bonus pool. The actual awards earned are reported in the Summary Compensation Table shown on page 27 of this Proxy Statement.

(2)	The Company has no equity incentive plan awards.
(3)	This column reflects the number of restricted share units that were granted to the NEOs in 2007. Grants were made to each of the NEOs on November 1, 2007.
(4)

Market value of the share units on the date of grant was $24.97. This market value is a 7.37% discount from the Company’s closing stock price on the date of grant. The discount represents the present value of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes this discount is appropriate to value the restricted share units as the units do not collect or accrue dividends until the awards vest and are settled with Company stock.

Outstanding Equity Awards At Calendar Year-End

The following table sets forth information concerning stock options and restricted share units held by the NEOs as of December 31, 2007.

	Option Awards					RSU Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kirk Thompson	—	30,400 120,000 88,896 100,000 100,000	—	3.37 3.47 7.08 12.20 20.36	11/5/10 11/2/12 10/24/13 10/23/14 10/21/15	35,000 40,000 63,000	964,250 1,102,000 1,735,650	—	—

Jerry Walton	—	8,000 20,000 26,668 40,000	—	4.88 7.08 12.20 20.36	12/4/09 10/24/10 10/23/10 10/21/12	10,000 14,000 22,000	275,500 385,700 606,100	—	—

Wayne Garrison	—	40,000	—	12.20	10/23/10	20,000 40,000 90,000	551,000 1,102,000 2,479,500	—	—

Paul Bergant	—	8,000 20,000 26,668 40,000	—	5.05 7.08 12.20 20.36	12/28/09 10/24/10 10/23/10 10/21/11	10,000 12,000 17,000	275,500 330,600 468,350	—	—

Craig Harper	—	4,000 4,000 80,000 44,448 48,000 48,000 48,000	—	7.21 3.12 3.47 7.08 12.20 20.36 20.36	6/15/09 10/8/09 11/2/12 10/24/13 10/23/14 10/21/15 10/21/15	17,000 20,000 17,000	468,350 551,000 468,350	—	—

(1)	Unvested and unexercisable options. Effective vesting dates are noted.

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
Kirk Thompson	15,200	6/1/08	17,776	6/1/11
	15,200	6/1/09	17,792	6/1/12
	30,000	6/1/08	20,000	6/1/09
	30,000	6/1/09	20,000	6/1/10
	30,000	6/1/10	20,000	6/1/11
	30,000	6/1/11	20,000	6/1/12
	17,776	6/1/08	20,000	6/1/13
	17,776	6/1/09	20,000	6/1/12
	17,776	6/1/10	40,000	6/1/13
			40,000	6/1/14

Jerry Walton	8,000	6/1/08	13,336	6/1/09
	10,000	6/1/08	20,000	6/1/10
	10,000	6/1/09	20,000	6/1/11
	13,332	6/1/08

Wayne Garrison	20,000	6/1/08	20,000	6/1/09

Paul Bergant	8,000	6/1/08	13,332	6/1/08
	10,000	6/1/08	13,336	6/1/09
	10,000	6/1/09	40,000	6/1/10

Craig Harper	4,000	6/1/08	8,896	6/1/12
	4,000	6/1/08	9,600	6/1/09
	20,000	6/1/08	9,600	6/1/10
	20,000	6/1/09	9,600	6/1/11
	20,000	6/1/10	9,600	6/1/12
	20,000	6/1/11	9,600	6/1/13
	8,888	6/1/08	16,000	6/1/12
	8,888	6/1/09	16,000	6/1/13
	8,888	6/1/10	16,000	6/1/14
	8,888	6/1/11

(2)	Restricted share units are time-vested awards. Effective vesting dates are noted.

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
Kirk Thompson	8,750	7/15/13	5,000	7/15/14
	8,750	7/15/14	10,000	7/15/15
	17,500	7/15/15	10,000	7/15/16
	5,000	7/15/11	10,000	7/15/12
	5,000	7/15/12	30,000	7/15/14
	5,000	7/15/13	23,000	7/15/15

Jerry Walton	5,000	7/15/10	4,004	7/15/11
	5,000	7/15/11	5,000	7/15/08
	2,996	7/15/08	7,000	7/15/09
	2,996	7/15/09	5,000	7/15/10
	4,004	7/15/10	5,000	7/15/11

Wayne Garrison	5,000	7/15/10	5,000	7/15/14
	5,000	7/15/11	10,000	7/15/15
	10,000	7/15/12	10,000	7/15/16
	5,000	7/15/11	30,000	7/15/08
	5,000	7/15/12	30,000	7/15/09
	5,000	7/15/13	30,000	7/15/10

Paul Bergant	2,500	7/15/10	3,000	7/15/10
	7,500	7/15/11	3,000	7/15/11
	3,000	7/15/08	8,500	7/15/09
	3,000	7/15/09	8,500	7/15/11

Craig Harper	3,400	7/15/12	4,000	7/15/13
	4,250	7/15/13	3,000	7/15/14
	4,250	7/15/14	2,000	7/15/15
	5,100	7/15/15	9,000	7/15/14
	6,000	7/15/11	8,000	7/15/15
	5,000	7/15/12

(3)	Values are based on the market closing price of $27.55 on December 31, 2007.

Options Exercised and Stock Vested

The following table describes stock options only. No restricted share units vested in calendar year 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1) (2)
Kirk Thompson	15,200	384,408
	30,000	755,700
	17,776	383,606
Total	62,976	1,523,714

Jerry Walton	8,000	190,240
	10,000	215,800
	13,332	219,445
Total	31,332	625,485

Wayne Garrison	120,000	2,484,000
Total	120,000	2,484,000

Paul Bergant	8,000	190,800
	10,000	218,200
	13,332	222,644
Total	31,332	631,644

Craig Harper	8,000	198,000
	4,000	85,160
	4,000	101,520
	20,000	500,600
	8,888	190,381
Total	44,888	1,075,661

(1)

Value realized on the exercise of stock options shown above are gross earnings. Values are earned over multiple years. Election to exercise an option in calendar year 2007 should not be interpreted to mean that all value was earned in the year the option was exercised.

Mr. Garrison exercised and purchased 92,169 shares, which was a portion of the available vested shares.

(2)	Values are calculated by subtracting the exercise price from the fair market value on the underlying common stock on the date of exercise.

Components of Non-Qualified Deferred Compensation for Calendar Year 2007

We have a non-qualified deferred compensation plan that allows eligible employees to defer a portion of their compensation. Participants can elect to defer up to a maximum of 50% of their base salary as well as up to 85% of their bonus for the year. The compensation deferred under this plan is credited with earnings or losses of investments elected by plan participants. Each participant is fully vested in all deferred compensation and earnings; however, these amounts are subject to general creditor claims until actually distributed to the employee. A participant may elect to receive deferred amounts in one payment or, if the balance is greater than $25,000, in quarterly installments payable over a period of 3, 5, 10 or 15 years upon reaching the age of 55, having 15 years of service, or being disabled. Our total liability under this plan was $9.7 million as of December 31, 2007, and $8.6 million as of December 31, 2006. These amounts are included in other long-term liabilities in our Consolidated Balance Sheets. Participant withholdings are held by a trustee and invested as directed by participants. These investments are included in other assets in our Consolidated Balance Sheets and totaled $9.7 million as of December 31, 2007, and $8.6 million as of December 31, 2006.

Name	Executive Contributions in 2007 ($) (1)	Registrant Contributions in 2007 ($)	Aggregate Contributions in 2007 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 2006 ($)
Kirk Thompson	20,173	0	20,173	0	336,630
Jerry Walton	0	0	0	0	652,925
Wayne Garrison	0	0	0	0	0
Paul Bergant	54,268	0	54,268	0	1,178,968
Craig Harper	0	0	0	62,363	520,098

(1)	Amounts of executive contributions are included as part of the NEOs’ salary in the Summary Compensation Table detailed above.

Potential Post-Employment Benefits

The Company does not have employment contracts or personal severance agreements with any of its executives. However, according to the terms of the previously mentioned MIP, all outstanding options and restricted share units would immediately vest upon a “change in control.”

Generally, a “change in control” per the MIP would be deemed to occur when more than 30% of the outstanding shares of common stock of the Company changes ownership in a transaction that is a merger, reorganization or consolidation or when more than 50% of the outstanding shares change ownership in a transaction that is not a merger, reorganization or consolidation.

Potential benefits of the NEOs due to a “change in control” are shown below. The amounts represent the immediate vesting of all outstanding options and restricted share units and are valued using the closing market price of $27.55 on December 31, 2007.

Kirk Thompson	$11,500,273
Jerry Walton	$2,555,014
Wayne Garrison	$4,746,500
Paul Bergant	$2,360,804
Craig Harper	$5,584,951

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee is composed of Dr. John A. White, Chairman, James L. Robo and Leland Tollett. Messrs. White, Robo and Tollett served as members of the Audit Committee during calendar year 2007. The Company’s Board of Directors has determined that all members of the Audit Committee satisfy the independence and other requirements for audit committee membership and has also made the determination that Messrs. White, Robo and Tollett each have the attributes of an audit committee financial expert as defined by the regulations of the SEC.

The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the “Investors” section of the Company’s website at www.jbhunt.com. In carrying out its responsibilities, the Audit Committee, among other things:

•	monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company;

•	appoints, compensates, retains and oversees the Company’s independent auditors, including reviewing the qualifications, performance and independence of the independent auditors;

•	reviews and preapproves all audit, attest and review services and permitted nonaudit services;

•	oversees the performance of the Company’s internal audit function; and

•	oversees the Company’s compliance with legal and regulatory requirements.

In 2007, the Audit Committee met eight times. The Audit Committee schedules its meetings with a view to ensure that it devotes appropriate attention to all of its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and the Company’s internal auditors, in each case outside the presence of the Company’s management.

In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2007 calendar year and met and held discussions with management, the Company’s internal auditors and E&Y, the Company’s independent registered auditors, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

Based on the Audit Committee’s discussions with management, the internal auditors and the independent auditors as described above, and upon its review of the representation of management and the independent auditors and the reports of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2007, as filed with the SEC.

J.B. Hunt Transport Services, Inc.

2007 Audit Committee Members

John A. White, Chairman

James L. Robo

Leland Tollett

PROPOSAL NUMBER TWO

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

On March 29, 2005, the Audit Committee of the Board of Directors concluded its proposal process for a new independent registered public accounting firm. The Audit Committee appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. The Audit Committee appointed E&Y as the Company’s independent registered public accounting firm for the calendar year ended December 31, 2005, thereby dismissing KPMG LLP (“KPMG”) effective immediately. The Company filed a Form 8-K dated March 29, 2005, with the SEC announcing this change. As required, a letter to the SEC from KPMG indicating KPMG’s agreement with certain statements made by the Company was also filed with this Form 8-K. These documents are available at www.sec.gov.

The Audit Committee has selected E&Y as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2008 calendar year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee’s selection of E&Y as the Company’s independent registered public accounting firm for the 2007 calendar year.

E&Y has been our independent auditor since 2005. No relationships existed other than the usual relationships between auditor and client. Representatives of E&Y are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. If our stockholders do not ratify the appointment of E&Y at the annual meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2009 calendar year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2008 calendar year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT THE STOCKHOLDERS VOTE

FOR

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE 2008 CALENDAR YEAR

AUDIT AND NONAUDIT FEES

The Audit Committee or its Chairman preapproves the audit and nonaudit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the calendar year. The Audit Committee preapproves certain audit and nonaudit services and establishes a dollar limit on the amount of fees the Company will pay for each category of services. The Audit Committee is informed from time to time on the nonaudit services actually provided pursuant to the preapproval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general preapproval, it will require specific preapproval by the Audit Committee. The Audit Committee also periodically reviews all nonaudit services to ensure that such services do not impair the independence of the Company’s independent registered public accounting firm. The Audit Committee approved all services provided by E&Y for the 2005, 2006 and 2007 calendar years. These services included the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the Company’s quarterly financial statements, tax consultation services, and consents for and review of registration statements filed with the SEC. See “Report of Audit Committee” set forth earlier for a discussion of auditor independence.

The following table shows the fees billed by E&Y for audit and other services provided to the Company for the 2007, 2006 and 2005 calendar years, respectively:

	2007 ($)	2006 ($)	2005 ($)
Audit fees (1)	969,300	1,037,500	1,000,700
Audit-related fees	—	—	—
Tax fees (2)	—	—	26,320
All other fees	—	—	—

(1)

Audit fees consisted of the audit of the Company’s annual financial statements, including the audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and consents for and review of registration statements filed with the SEC.

(2)	Tax fees consisted principally of assistance with tax compliance and reporting.

The Audit Committee has considered whether the nonaudit services provided by E&Y, including the services rendered in connection with income tax consultation, were compatible with maintaining E&Y’s independence and has determined that the nature and substance of the limited nonaudit services did not impair the status of E&Y as the Company’s independent registered public accounting firm. E&Y did not bill the Company for any other services during calendar year 2005, 2006 or 2007.

Policy on Audit Committee Preapproval of Audit and Permissible Nonaudit Services of Independent Auditor

The Audit Committee has the responsibility of appointing, setting compensation for and overseeing the work of the independent auditor and has established a policy to preapprove all audit and permissible nonaudit services provided by the independent auditor.

Prior to engagement of the independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

(1) Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, attestation services, and consultation regarding financial accounting and/or reporting standards.

(2) Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3) Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning and tax advice.

(4) Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

Prior to the engagement, the Audit Committee preapproves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original preapproval. In those instances, the Audit Committee requires specific preapproval before engaging the independent auditor.

The Audit Committee may delegate preapproval authority to one or more of its members. The members to whom such authority is delegated must report, for informational purposes only, the preapproval decisions to the Audit Committee at its next scheduled meeting.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING

ARE URGED TO VOTE BY TELEPHONE, MAIL OR INTERNET

IF YOU VOTE BY TELEPHONE OR THE INTERNET,

DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors JOHNELLE HUNT Corporate Secretary

C123456789
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		000000000.000000 ext	000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext	000000000.000000 ext

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on April 30, 2008.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/JBHT
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Kirk Thompson	☐	☐	02 - Leland Tollett	☐	☐	03 - John A. White	☐	☐

	For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for calendar year 2008.	☐	☐	☐

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

3 1 B V	0 1 6 6 4 7 1

<STOCK#> 00US5E

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. When voting your shares electronically by telephone or via the Internet, you will need your proxy card and Social Security Number (where applicable). The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”) and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet up until 11:59 p.m. (CDT) on the day before the annual meeting.

If you do not vote via proxy card, telephone or the Internet, you may attend the Annual Meeting of Stockholders on May 1, 2008 at the offices of the corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas and at any adjournment thereof.

Direct Deposit of Dividends

We encourage all stockholders who receive their dividends in cash to participate in direct deposit. To enroll in this service, please mail your request along with a copy of your voided check, to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(877) 498-8861
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence RI 02940-3069	TDD/TTY for Hearing Impaired:	(800) 952-9245

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — J.B. HUNT TRANSPORT SERVICES, INC.

This Proxy is being solicited on behalf of the Board of Directors of:

J.B. HUNT TRANSPORT SERVICES, INC.

615 J. B. Hunt Corporate Drive

Lowell, Arkansas 72745

The undersigned hereby constitutes and appoints Wayne Garrison and Kirk Thompson or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 1, 2008, at the offices of the Corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on May 1, 2008

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2007 Annual Report and Proxy Statement, are available over the Internet by accessing www.envisionreports.com/jbht.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Kirk Thompson	☐	☐	02 - Leland Tollett	☐	☐	03 - John A. White	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for calendar year 2008.	☐	☐	☐

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¡

+
	1 U P X	0 1 6 6 4 7 2

<STOCK#>	00US6C

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — J.B. HUNT TRANSPORT SERVICES, INC.

This Proxy is being solicited on behalf of the Board of Directors of:

J.B. HUNT TRANSPORT SERVICES, INC.

615 J. B. Hunt Corporate Drive

Lowell, Arkansas 72745

The undersigned hereby constitutes and appoints Wayne Garrison and Kirk Thompson or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 1, 2008, at the offices of the Corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on May 1, 2008

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2007 Annual Report and Proxy Statement, are available over the Internet by accessing www.envisionreports.com/jbht.